EXHIBIT 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 19, 2005

Between

CERADYNE, INC.

And

UNION BANK OF CALIFORNIA, N.A.,
Trustee

-i-

-ii-

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of December 19, 2005, is between Ceradyne, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and Union Bank of California, N.A., a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have duly executed and delivered an Indenture, dated as of December 19, 2005 (the “Base Indenture” and together with this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series by the Company;

WHEREAS, the issuance and sale of up to $121,000,000 aggregate principal amount at maturity of the Company’s Convertible Senior Subordinated Notes due 2035 has been authorized by resolutions adopted by the Board of Directors and the Pricing Committee of the Board of Directors of the Company;

WHEREAS, Section 9.1(e) of the Base Indenture expressly permits the Company and the Trustee to enter into one or more supplemental indentures for the purposes of establishing the forms and terms of any Securities to be issued under the Indenture without the consent of the Holders of any Securities then outstanding;

WHEREAS, the Company desires to supplement the provisions of the Base Indenture to provide for the issuance of the Securities under the terms of the Base Indenture as supplemented hereby; and

WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee this First Supplemental Indenture;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee covenant and agree as follows:

Article 1.
Definitions and Incorporation by Reference

Section 1.01  Definitions.

All terms contained in this First Supplemental Indenture shall, except as specifically provided for herein or except as the context may otherwise require, have the meanings given to such terms in the Base Indenture. In the event of any inconsistency between the Base Indenture and the First Supplemental Indenture, this First Supplemental Indenture shall govern.

Unless the context otherwise requires, the following terms shall have the following meanings:

“Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information called for by footnote 1 thereof or the attached schedule of exchanges.

“Change in Control” means the occurrence of any of the following events from and after the Issue Date:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing), including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d−5(b)(1) under the Exchange Act, other than the Company, any of its Subsidiaries or any of its employee benefit plans, is or becomes the “beneficial owner” (as defined in Rule 13d−3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction, of 50% or more of the total voting power of all classes of the Company’s Voting Stock;

(ii) the Company consolidates with, or merges with or into, another person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any person consolidates or merges with or into the Company, or the Company conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, other than (x) any transaction pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Voting Stock of the continuing or surviving entity of such transaction; or (y) any merger solely for the purpose of changing the Company’s jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity;

(iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of the Board of Directors then in office; or

(iv) the Company approves a plan of liquidation or dissolution.

Notwithstanding anything to the contrary set forth herein, a Change in Control will be deemed not to have occurred if 100% of the consideration (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in a transaction or transactions otherwise constituting a Change in Control consists of shares of common stock and any associated rights traded on a U.S. national securities exchange or quoted on the Nasdaq National Market, or which will be so traded or quoted when issued or exchanged in connection with the transaction or transactions, and as a result of the transaction or transactions the Securities become convertible into such common stock.

“Closing Price” means on any Trading Day, the reported last sale price per share of the Company’s Common Stock (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the Nasdaq National Market or, if the Company’s Common Stock (or the applicable security) is not quoted on the Nasdaq National Market, as reported by the principal national securities exchange on which the Company’s Common Stock (or such other security) is listed, or if no such prices are available, the Closing Price per share shall be the fair value of a share of Common Stock (or such other security) as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officers’ Certificate delivered to the Trustee).

“Common Stock” means the common stock of the Company, par value $0.01 per share, as it exists on the date of this First Supplemental Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this First Supplemental Indenture until a successor replaces it pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate.

“Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 17.1032 shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.

“Conversion Reference Period” means:

(i)
for Securities that are converted after the Company has specified a Redemption Date, the 10 consecutive Trading Days beginning on the third Trading Day following such Redemption Date (in the case of Securities being converted which were previously called for redemption (including a partial redemption) this clause (i) shall only apply to those Securities that are subject to redemption); and

(ii)	in all other instances, the 10 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

“Conversion Value” means, for each $1,000 principal amount of Securities, an amount equal to the product of (i) the Conversion Rate in effect on the Conversion Date and (ii) the average of the Closing Prices of the Company’s Common Stock for each of the 10 consecutive Trading Days of the Conversion Reference Period; provided that after the consummation of a Fundamental Change in which the consideration is comprised entirely of cash, the amount used in clause (ii) of this definition shall be the cash price per share received by holders of the Company’s Common Stock in such Fundamental Change.

“Credit Facility” means the $160,000,000 Credit Agreement, dated August 18, 2004, among the Company, Ceradyne ESK, LLC, ESK Ceramics GMBH & Co, KG and the subsidiary guarantors named therein, and the Initial Lenders, the Swing Line Bank and Initial Issuing Bank named therein, and Wachovia Bank, National Association, Union Bank of California, N.A. and Comerica Bank, and U.S. Bank, National Association and the Northern Trust Company, and Wachovia Capital Markets, LLC, as amended by Amendment No. 1 to the Credit Agreement, dated December 22, 2004.

“Daily Share Amount” means, for each Trading Day of the Conversion Reference Period and for each $1,000 principal amount of Securities surrendered for conversion, a number of shares (but in no event less than zero) equal to (i) the amount of (a) the Closing Price on such Trading Day multiplied by the Conversion Rate in effect on the Conversion Date, appropriately adjusted to take into account the occurrence on such Trading Day of any event which would require an anti-dilution adjustment, less (b) $1,000; divided by (ii) the Closing Price on such Trading Day multiplied by 10.

“Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.

“Designated Senior Debt” means (i) all Indebtedness under the Company’s Credit Facility and (ii) any other Senior Debt which at the date of determination has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders of the Senior Debt are committed to lend up to, at least $25 million and which is specifically designated in the instrument evidencing or governing such Senior Debt as “Designated Senior Debt” by the Company for purposes of the Indenture. However, the instrument evidencing the Senior Debt may place limitations and conditions on the right of that Senior Debt to exercise the rights of the Designated Senior Debt.

“Final Maturity Date” means December 15, 2035.

“Fundamental Change” means the occurrence of either a Change in Control or a Termination of Trading.

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Repurchase Price” of any Security, means 100% of the principal amount of the Security to be repurchased plus unpaid interest, if any, and Contingent Interest, if any, accrued to, but excluding, the Fundamental Change Repurchase Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, and (3) such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the information called for in footnote 1 thereof and the schedule of exchanges and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.

“Indebtedness,” when used with respect to any Person, and without duplication means:

(i) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(ii) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(iii) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person;

(iv) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(v) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (i) through (iv);

(vi) any indebtedness or other obligations described in clauses (i) through (iv) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

(vii) any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (vi).

“Indenture” means, collectively, the Base Indenture and First Supplemental Indenture as the same may be amended or supplemented from time to time pursuant to the terms of the First Supplemental Indenture and the Base Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA.

“Interest Payment Date” means June 15 and December 15 of each year, commencing June 15, 2006.

“Interest Rate Protection Agreements” means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, as in effect from time to time.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Maturity” means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Final Maturity Date or by acceleration, conversion, call for redemption, exercise of a repurchase right or otherwise.

“Pari Passu Debt” means any Indebtedness of the Company that is pari passu in right of payment to the Securities.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is (i) or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity of the principal of the Securities, (ii) redeemable at the option of the holder thereof at any time prior to the Maturity (other than upon a Fundamental Change in circumstances where the holder of the Securities would have similar rights) or (iii) convertible into or exchangeable for debt securities at any time prior to the Maturity at the option of the holder thereof.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to Section 3.01.

“Redemption Price” means with respect to any Securities redeemed on a Redemption Date, (i) if such Redemption Date occurs on or after December 20, 2010 and on or prior to December 14, 2011, 100.821% of the aggregate principal amount of the Securities being redeemed, (ii) if such Redemption Date occurs on or after December 15, 2011 and on or prior to December 14, 2012, 100.411% of the aggregate principal amount of the Securities being redeemed, and (iii) if such Redemption Date occurs on or after December 15, 2012, 100.000% of the aggregate principal amount of the Securities being redeemed, in each case plus accrued and unpaid interest to, but excluding such Redemption Date.

“Regular Record Date” means, with respect to each Interest Payment Date, the June 1 or December 1, as the case may be, next preceding such Interest Payment Date.

“Securities” means the up to $121.0 million aggregate principal amount of 2.875% Senior Subordinated Convertible Notes due 2035, or any of them (each a “Security”), as amended or supplemented from time to time, that are issued under this First Supplemental Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Senior Debt” means the principal of, premium, if any, interest (including interest, to the extent allowable, accruing subsequent to the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), except for:

(i) Indebtedness that by its terms expressly provides that it shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is equal with or junior to the Securities;

(ii) Indebtedness, which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company;

(iii) Indebtedness which is represented by Redeemable Capital Stock;

(iv) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness;

(v) Indebtedness between or among the Company or any of the Subsidiaries or any other Affiliate of the Company;

(vi) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by the Company, and amounts owed by the Company for compensation to employees or for services rendered to the Company;

(vii) that portion of any Indebtedness, which at the time of issuance is issued in violation of this Indenture; and

(viii) Indebtedness evidenced by any guarantee of Subordinated Debt or Pari Passu Debt.

“Senior Subordinated Debt” means the Securities and any other Indebtedness of the Company that specifically provides that it is equal in right of payment with the Securities and is not subordinated by its terms in right of payment to any Indebtedness of the Company that is not Senior Debt.

“Stock Price” means the price paid per share of the Company’s Common Stock in connection with a Fundamental Change as determined pursuant to Section 4.01(i).

“Subordinated Debt” means Indebtedness of the Company that specifically provides that it is subordinated in right of payment to the Securities.

“Termination of Trading” means the occurrence of the Company’s Common Stock (or other common stock for which the Securities are then convertible) not being listed for trading on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

“Trading Day” means any day on which the Nasdaq National Market or, if the Company’s Common Stock is not quoted on the Nasdaq National Market, the principal national securities exchange on which the Company’s Common Stock is listed, is open for trading or, if the Company’s Common Stock is listed on the New York Stock Exchange, a day on which trades may be made on such market or, if the applicable Security is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Trustee for $5,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects, which may include the Underwriters; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of Securities from a nationally recognized securities dealer, or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of Securities will be deemed to equal the product of the applicable Conversion Rate of the Securities and the Closing Price of the Common Stock on such determination date.

“Trustee” means the party named as such in the first paragraph of this First Supplemental Indenture until a successor replaces it in accordance with the provisions of the Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Underwriters” means Citigroup Global Markets Inc., Needham & Company, LLC and Wachovia Capital Markets, LLC.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.

Section 1.02  Other Definitions.

Term	Defined in Section

“Agent Members”	2.06(g)
“Bankruptcy Law”	8.01(a)
“Base Indenture”	Recitals
“Cash Percentage”	.4.14(b)
“Company Put Right Notice”	3.12(b)
“Contingent Interest”	Exh. A
“Contingent Interest Period”	Exh. A
“Contingent Payment Regulations”	6.02
“Conversion Agent”	2.04
“Conversion Date”	4.02(a)
“Corporate Trust Office”	2.04
“Current Market Price”	4.07(a)(9)
“Depositary”	2.01
“Determination Date”	4.07(a)(6)
“Distributed Securities”	4.07(a)(4)
“Distribution Notice”	4.01(b)
“Event of Default”	8.01(a)
“Expiration Date”	4.07(a)(7)

Term	Defined in Section

“Expiration Time”	4.07(a)(7)
“First Supplemental Indenture”	Preamble
“Fundamental Change Company Notice”	3.08(b)
“Fundamental Change Repurchase Date”	3.08(a)
“Fundamental Change Repurchase Notice”	3.08(c)
“Indenture”	Recitals
“Initial Period”	5.01(d)(2)
“Make Whole Premium”	4.01(i)
“Merger Event”	4.11
“Merger Notice”	4.01(c)
“Non-Payment Default”	5.01(d)(1)
“Notice of Default”	8.01(b)
“Payment Blockage Notice”	5.01(d)(1)
“Payment Blockage Period”	5.01(d)(1)
“Purchase Agreement”	2.01
“Purchase Party”	3.16
“Purchased Shares”	4.07(a)(7)
“purchases”	4.07(a)(8)
“Put Right Purchase Date”	3.12(a)
“Put Right Purchase Notice”	3.12(e)
“Put Right Purchase Price”	3.12(a)
“record date”	4.07(c)
“Receiver”	8.01(a)
“Reference Property”	4.11(b)
“Rights”	4.07(a)(5)
“Rights Plan”	4.07(a)(5)
“Spinoff Securities”	4.07(a)(4)
“Spinoff Valuation Period”	4.07(a)(4)
“tender offer”	4.07(a)(8)
“tendered shares”	4.07(a)(8)
“Triggering Distribution”	4.07(a)(6)
“Trustee”	Preamble

Article 2.
The Series of Securities

Section 2.01  Designation, Form and Dating.

There is hereby authorized a series of senior subordinated unsecured notes designated as “2.875% Senior Subordinated Convertible Notes due 2035.” The Securities are being offered and sold pursuant to a Purchase Agreement, dated December 13, 2005 (the “Purchase Agreement”) between the Company and the Underwriters.

The Securities and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Securities attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this First Supplemental Indenture or the Base Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject.

Subject to Section 2.06 hereof, so long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by the Base Indenture, all of the Securities will be represented by one or more Global Securities. The transfer and exchange of beneficial interests in any such Global Security shall be effected through the Depositary in accordance with this First Supplemental Indenture and the Applicable Procedures.

Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities.

Section 2.02  Final Maturity Date; Interest.

The Final Maturity Date of the Securities shall be December 15, 2035.

The rate or rates at which the Securities shall bear interest, including Contingent Interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date, in each case, shall be as set forth in the form of Security set forth as Exhibit A hereto.

Section 2.03  Limit on Amount of Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this First Supplemental Indenture is limited to $110,000,000 (or $121,000,000 if the Underwriters exercise in full their over-allotment option as set forth in the Purchase Agreement).

Section 2.04  Registrar, Paying Agent, Conversion Agent and Trustee.

In addition to Section 2.4 of the Base Indenture, the Company shall maintain an office or agency where Securities may be presented for conversion (the “Conversion Agent”). The Company hereby initially designates the Trustee as the Conversion Agent and designates the Corporate Trust Office of the Trustee, 120 South San Pedro Street, 4th Floor, Los Angeles, California 90012, as the “Corporate Trust Office.”

Section 2.05  Conversion Agent to Hold Shares in Trust.

The Company shall require each Conversion Agent other than the Trustee to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all shares of Common Stock held by the Conversion Agent for the delivery of Common Stock when due upon conversion, and will notify the Trustee of any default by the Company in making any such delivery. While any such default continues, the Trustee may require a Conversion Agent to deliver all shares of Common Stock held by it to the Trustee. The Company at any time may require a Conversion Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all shares held by it as Conversion Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Securities.

Section 2.06  Global Securities.

(a) Each Global Security authenticated under this First Supplemental Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefore, and each such Global Security shall constitute a single Security for purposes of this First Supplemental Indenture.

(b) Notwithstanding any other provisions of this First Supplemental Indenture, the Base Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Sections 2.7 and 2.14 of the Base Indenture and this Section 2.06. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (b) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this First Supplemental Indenture unless and until such Security has been registered in the name of such Person.

(c) Notwithstanding any other provisions of this First Supplemental Indenture, the Base Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days, (ii) the Company by notice to the Trustee elects to issue the Securities in definitive registered form in exchange for all or any part of the Securities represented by the Global Security or (iii) there is or continues to be an Event of Default and the Registrar receives notice from the Depositary for the issuance of definitively registered Securities in exchange for the Global Security. Any Global Security exchanged pursuant to clause (a) above shall be so exchanged in whole and not in part. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(d) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Security or portion thereof to be so exchanged, and shall be registered in such names and be in such authorized denominations as the Depositary shall designate. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(e) Subject to the provisions of Section 2.06(g) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this First Supplemental Indenture or the Securities.

(f) In the event of the occurrence of any of the events specified in Section 2.06(c) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

(g) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this First Supplemental Indenture or the Base Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(h) At such time as all interests in a Global Security have been redeemed, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any interest in a Global Security is redeemed, converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

Article 3.
Redemption and Purchase

Notwithstanding Article III of the Base Indenture, the following Article 3 shall apply for purposes of this First Supplemental Indenture and the Securities.

Section 3.01  To Redeem; Notice to Trustee.

(a)  No sinking fund is provided for the Securities. Prior to December 20, 2010, the Securities shall not be redeemable. On or after December 20, 2010, the Company may, at its option, redeem the Securities for cash at the Redemption Price, as a whole at any time or from time to time in part, on any Redemption Date (or in the case of multiple redemptions, Redemption Dates) fixed by the Company. If a Redemption Date falls after the close of business on a Regular Record Date and before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date and the Redemption Price shall not include the interest on the Securities payable on such Interest Payment Date.

(b)  If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee and by mail to the Holders, on a date at least 30 days and no more than 60 days prior to the applicable Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), of the Redemption Date and the principal amount of Securities to be redeemed. The record date relating to a redemption shall be selected by the Company and given to the Trustee and shall not be less than five days after the date of notice to the Trustee.

Section 3.02  Selection of Securities to be Redeemed.

(a)  If less than all of the Securities are to be redeemed, unless the Applicable Procedures specify otherwise, the Trustee shall select the Securities to be redeemed within five Business Days after it receives the notice described in Section 3.01(b). The Trustee shall make the selection from the Securities outstanding and not previously called for redemption by lot, or in its discretion, on a pro rata basis or by another method that the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or market on which the Securities are listed). Securities in denominations of $1,000 principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 principal amount or any integral multiple thereof) of the principal amount of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

(b)  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (up to the amount selected for the redemption) to be part of the portion selected for redemption. Securities which have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.

In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities to be redeemed, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 3.03  Notice of Redemption.

(a)  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Registrar’s books.

(b)  The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

(1)  the Redemption Date;

(2)  the Redemption Price;

(3)  the then effective Conversion Rate;

(4)  the name and address of each Paying Agent and Conversion Agent;

(5)  that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

(6)  that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 9 of the Securities and Article 3 of this First Supplemental Indenture;

(7)  that, unless the Company has failed to make the payment of such Redemption Price which is due and payable, interest (including Contingent Interest, if any) will cease to accrue on and after the Redemption Date;

(8)  if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

(9)  if Certificated Securities have been issued and fewer than all the outstanding Securities are to be redeemed, the certificate number and the principal amounts of the particular Securities to be redeemed.

(c)  If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall set forth all relevant information required by clauses (1) through (9) of Section 3.03(b), the Trustee shall give the notice of redemption to each Holder in the Company’s name and at the Company’s expense; provided, however, that in all cases, the text of such notice of redemption shall be prepared by the Company; and provided further that the Company must make such request at least five Business Days prior to the date by which such notice of redemption must be given to the Holders in accordance with this Section 3.03.

Section 3.04  Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities that are converted on a Conversion Date prior to the Redemption Date in accordance with the provisions of Article 3. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price.

Section 3.05  Deposit of Redemption Price.

(a)  Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price payable upon redemption of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the cancellation of Securities or the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

(b)  If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Redemption Price of any Security for which a notice of redemption has been tendered and not withdrawn in accordance with this First Supplemental Indenture then, on the Redemption Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Redemption Price as aforesaid).

(c)  No Securities may be redeemed by the Company at the option of Holders if there has occurred and is continuing an Event of Default with respect to the Securities, other than a Default in the payment of the Redemption Price. The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a failure to pay the applicable Redemption Price).

Section 3.06  Securities Redeemed in Part.

Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07  Conversion Arrangement on Call for Redemption.

In connection with any redemption of Securities, the Company may arrange for the purchase and conversion into Common Stock of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 10:00 a.m., New York City time, on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.07 shall relieve the Company of its obligation to pay the Redemption Price on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of 10:00 a.m., New York City time, on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in the Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under the Indenture.

Section 3.08  Repurchase of Securities at Option of the Holder upon a Fundamental Change.

(a)  If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to repurchase for cash all or any portion of the Securities of such Holder equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Repurchase Price, on the date specified by the Company that is no earlier than 15 days and no later than 30 days after the date of the Fundamental Change Company Notice pursuant to subsection 3.08(b) (the “Fundamental Change Repurchase Date”).

(b)  On or before the 20th day after a Fundamental Change has occurred, the Company shall mail a written notice of the Fundamental Change and of the resulting repurchase right to the Trustee, Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

(1)  the events causing such Fundamental Change;

(2)  the date (or expected date) of such Fundamental Change;

(3)  the last date by which the Fundamental Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.08;

(4)  the Fundamental Change Repurchase Date;

(5)  the Fundamental Change Repurchase Price;

(6)  the Holder’s right to require the Company to purchase the Securities;

(7)  the name and address of each Paying Agent and Conversion Agent;

(8)  the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

(9)  the procedures that the Holder must follow to exercise rights under Article 4 and that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this First Supplemental Indenture only to the extent that the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this First Supplemental Indenture;

(10)  the procedures that the Holder must follow to exercise rights under this Section 3.08;

(11)  the procedures for withdrawing a Fundamental Change Repurchase Notice;

(12)  that, unless the Company fails to pay such Fundamental Change Repurchase Price, Securities covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Repurchase Date; and

(13)  the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. In connection with the delivery of the Fundamental Change Company Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Fundamental Change Company Notice in a newspaper of general circulation in the City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

(c)  A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice (which shall be in substantially the form attached as Exhibit A under the heading “Fundamental Change Repurchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to the Paying Agent at any time prior to the close of business on the fifth Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law.

(1)  The Fundamental Change Repurchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be repurchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Security which the Holder will deliver to be repurchased and (C) that such Security shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this First Supplemental Indenture.

(2)  The delivery of a Security for which a Fundamental Change Repurchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor.

(3)  The Company shall only be obliged to purchase, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this First Supplemental Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

(4)  Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.08(c) shall have the right to withdraw such Fundamental Change Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the fifth Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09(b).

(5)  A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

(6)  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

(d)  The Company shall deposit cash at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be purchased pursuant to this Section 3.08.

Section 3.09  Effect of Fundamental Change Repurchase Notice.

(a)  Upon receipt by any Paying Agent of a properly completed Fundamental Change Repurchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 3.09(b)) thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Security, subject to the occurrence of the Fundamental Change Effective Date. Such Fundamental Change Repurchase Price shall be paid to such Holder promptly, but no later than two Business Days, following the later of (1) the Fundamental Change Repurchase Date (provided that the conditions in Section 3.08 have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.08(c). Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 4 on or after the date of the delivery of such Fundamental Change of Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn in accordance with Section 3.09(b) with respect to the Securities to be converted.

(b)  A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the fifth Business Day immediately prior to the Fundamental Change Repurchase Date, specifying (1) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in part (or if the Securities are not certificated, such written notice must comply with the procedures of the Depositary) and (3) the portion of the principal amount of the Security that will remain subject to the Fundamental Change Repurchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.

Section 3.10  Deposit of Fundamental Change Repurchase Price.

(a)  On or before 10:00 a.m. New York City time on the Business Day following the applicable Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.5 of the Base Indenture) an amount of money (in immediately available funds if deposited on or after such Fundamental Change Repurchase Date), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased as of Fundamental Change Repurchase Date.

(b)  If a Paying Agent or the Trustee holds on the Fundamental Change Repurchase Date, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this First Supplemental Indenture then, immediately following the applicable Fundamental Change Repurchase Date, whether or not the Security is delivered to the Paying Agent, such Security will cease to be outstanding, interest (including Contingent Interest, if any), shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Security as aforesaid).

(c)  The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this First Supplemental Indenture.

(d)  If a Fundamental Change Repurchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

Section 3.11  Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.12  Purchase of Securities at Option of the Holder on Specified Dates.

(a)  Securities shall be purchased in cash in whole or in part (which must be equal to $1,000 principal amount or any integral multiple thereof) by the Company, at the option of Holders, in accordance with the provisions of this Section 3.12 and paragraph 8 of the Securities promptly on December 15, 2012, December 15, 2015, December 15, 2020, December 15, 2025 and December 15, 2030 (each, a “Put Right Purchase Date”), or the time of the surrender of the Securities, if later, for cash at a purchase price equal to 100% of the principal amount of the surrendered Securities together with accrued but unpaid interest, if any, and Contingent Interest, if any, up to but excluding the applicable Put Right Purchase Date (the “Put Right Purchase Price”). If the Put Right Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, interest, including Contingent Interest, if any, on the Securities payable on such Interest Payment Date will be payable to the Holders in whose name the Securities are registered at the close of business on such Regular Record Date.

(b)  Unless the Company has issued a notice to redeem the Securities pursuant to Section 3.03 hereof, the Company shall give written notice of the applicable Put Right Purchase Date by notice sent by first-class mail to the Trustee and to each Holder (at its address shown in the register of the Registrar) not less than 20 Business Days prior to each Put Right Purchase Date (the “Company Put Right Notice”). Each Company Put Right Notice shall include a form of Put Right Purchase Notice to be completed by a Holder and shall state:

(1)  the Put Right Purchase Price, for the applicable Put Right Purchase Date and the Conversion Rate then in effect;

(2)  the name and address of the Paying Agent and the Conversion Agent;

(3)  that Securities as to which a Put Right Purchase Notice has been given may be converted, if they are otherwise convertible, only in accordance with Article 4 and paragraph 9 of the Securities and only to the extent that the Put Right Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(4)  that Securities must be surrendered to the Paying Agent as a condition to collecting payment of the Put Right Purchase Price;

(5)  that the Put Right Purchase Price for any Security as to which a Put Right Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Purchase Date and the time of surrender of such Security as described in subclause (4) above;

(6)  the procedures the Holder must follow to exercise rights under this Section 3.12 and a brief description of those rights;

(7)  the procedures for withdrawing a Put Right Purchase Notice (including a summary of the terms of Section 3.12(g));

(8)  that, unless the Company fails to pay such Put Right Purchase Price on Securities for which a Put Right Purchase Notice has been submitted, such Securities shall no longer be outstanding and interest (including Contingent Interest, if any) on such Securities will cease to accrue on and after the Put Right Purchase Date; and

(9)  the CUSIP number of the Securities.

(c)  If any of the Securities are to be redeemed in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to repurchases.

(d)  At the Company’s request, the Trustee shall give such Company Put Right Notice on behalf of the Company and at the Company’s expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company; provided further that the Company shall make such request and deliver the text of such Company Put Right Notice at least five Business Days prior to the date by which such Company Put Right Notice must be given in accordance with this Section 3.12.

(e)  To exercise its rights pursuant to this Section 3.12, the Holder shall deliver to the Paying Agent a properly completed put right purchase notice (each, a “Put Right Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the applicable Put Right Purchase Date until the close of business on the Business Day immediately preceding the Put Right Purchase Date stating:

(1)  if certificated Securities have been issued, the certificate number of the Security that the Holder will deliver for repurchase (or if the Securities are not certificated, the Put Right Purchase Notice must comply with the Applicable Procedures relating to purchases);

(2)  the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or an integral multiple thereof; and

(3)  that such Security shall be purchased as of the applicable Put Right Purchase Date pursuant to the terms and conditions in this Section 3.12 and paragraph 8 of the Securities.

(f)  The Company shall pay the Put Right Purchase Price for all Securities with respect to which a Put Right Purchase Notice is given and not validly withdrawn, upon the later of the Business Day following the applicable Put Right Purchase Date and delivery of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent (if the Securities are not certificated, such delivery must comply with the Applicable Procedures relating to purchases). Delivery of such Security shall be a condition to receipt by the Holder of the Put Right Purchase Price therefor. The Put Right Purchase Price shall be paid pursuant to this Section 3.12 only if the Security delivered to the Paying Agent conforms in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Company.

(g)  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Put Right Purchase Notice contemplated by this Section 3.12 shall have the right to withdraw such Put Right Purchase Notice in whole or in part at any time prior to the close of business on the Business Day immediately preceding the applicable Put Right Purchase Date by delivery of a written notice of withdrawal to the Paying Agent specifying:

(1)  the aggregate principal amount of the Security (which must be equal to $1,000 or any integral multiple thereof) with respect to which such notice of withdrawal is being submitted,

(2)  the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if the Securities are not certificated, the withdrawal notice must comply with the Applicable Procedures relating to withdrawals), and

(3)  the aggregate principal amount, if any, of such Security which remains subject to the original Put Right Purchase Notice and which has been or will be delivered for purchase by the Company.

(h)  The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof.

(i)  On or before 10:00 a.m. New York City time on the Business Day following the applicable Put Right Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.5 of the Base Indenture) an amount of money (in immediately available funds if deposited on or after such Put Right Purchase Date) sufficient to pay the aggregate Put Right Purchase Price of all the Securities or portions thereof which are to be purchased as of the Put Right Purchase Date.

(1)  If a Paying Agent holds on the Business Day after the Put Right Purchase Date, in accordance with the terms hereof, money sufficient to pay the Put Right Purchase Price of any Security for which a Put Right Notice has been tendered and not withdrawn, then, immediately after the Put Right Purchase Date, whether or not the Security is delivered to the Paying Agent, such Security will cease to be outstanding, interest (including Contingent Interest, if any) shall cease to accrue and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Put Right Purchase Price as aforesaid).

(2)  The Put Right Purchase Price shall be paid to such Holder with respect to Securities for which a Put Right Purchase Notice has been tendered and not validly withdrawn, subject to receipt of funds by the Paying Agent, promptly after the later of (A) the applicable Put Right Purchase Date with respect to such Security (provided that the conditions in Section 3.12(f) have been satisfied) or (B) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.12(f). Securities in respect of which a Put Right Purchase Notice has been given by the Holder thereof, if convertible pursuant to Article 4, may not be converted on or after the date of the delivery of such Put Right Purchase Notice, unless such Put Right Purchase Notice has first been validly withdrawn as specified in Section 3.12(g).

(3)  To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 3.12(i) exceeds the aggregate Put Right Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company, or if such money is then held by the Company in trust, it shall be discharged from the trust.

(j)  The Company shall only be obligated to purchase, pursuant to this Section 3.12, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Section 3.13  Securities Purchased in Part.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Repurchase Date or the Put Right Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.14  Compliance with Securities Laws upon Purchase of Securities.

In connection with any offer to purchase of Securities under Section 3.08 or Section 3.12, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.08 through 3.12 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

Section 3.15  Purchase of Securities in Open Market.

The Company shall surrender any Security repurchased by the Company pursuant to this Article 3 to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.12 of the Base Indenture. The Company may purchase Securities in the open market, by tender at any price or pursuant to private agreements.

Section 3.16  Exchange in Lieu of Repurchase.

The Company shall have the option, exercisable at any time or from time to time, by an instrument in writing signed by the Company and provided to the Paying Agent, to designate a, or change the existing designation of, the financial institution (a “Purchase Party”) to which Securities surrendered by a Holder for repurchase in accordance with this Article 3, as applicable, will be initially offered by the Paying Agent on behalf of a Holder for exchange in lieu of repurchase. In order to accept any Securities surrendered for repurchase, the Purchase Party must agree to deliver, in exchange for such Securities, the Put Right Purchase Price or the Fundamental Change Purchase Price, as the case may be, for such Securities in the amount that would be payable if the Securities were repurchased by the Company in accordance with this Article 3. If the Purchase Party accepts any Securities for repurchase, it will deliver to the Paying Agent, and the Paying Agent will deliver to Holders that surrendered such Securities for repurchase, the Put Right Purchase Price or the Fundamental Change Repurchase Price, as applicable, payable with respect to such Securities. In the event that the Purchase Party agrees to accept any Securities for repurchase but fails to deliver the Put Right Purchase Price or the Fundamental Change Repurchase Price to the Paying Agent by the Put Right Purchase Date or Fundamental Change Repurchase Date, as applicable, the Securities will be repurchased by the Company in accordance with this Article 3, and the Company will, as promptly as practical thereafter, but not later than one Business Day following the Put Right Purchase Date or the Fundamental Change Repurchase Date, as the case may be, cause the Put Right Purchase Price or the Fundamental Change Repurchase Price, as the case may be, for the Securities to be paid. Any Securities purchased by the Purchase Party shall remain outstanding. The designation by the Company of a Purchase Party does not require such Purchase Party to accept any Securities. If the Purchase Party declines to accept any Securities surrendered for repurchase, the Company will repurchase the Securities on the terms provided in this Indenture. The Company will not pay any consideration to, or otherwise enter into any arrangement with, the Purchase Party for or with respect to such designation.

Article 4.
Conversion

Section 4.01  Conversion Privilege and Conversion Rate.

(a)  Subject to the obligation and the right of the Company to pay some or all of the conversion consideration in cash in accordance with Section 4.14, and upon compliance with the provisions of this Article 4, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock prior to the close of business on the Business Day immediately preceding the Final Maturity Date or such earlier date set forth in this Article 4, unless previously redeemed by the Company or purchased by the Company at the Holders’ option, at the Conversion Rate in effect at such time, determined as hereinafter provided, and subject to the adjustments described below, only under the following circumstances:

(1)  during any calendar quarter commencing after December 31, 2005, and only during such calendar quarter, if, as of the last day of the immediately preceding calendar quarter, the Closing Price per share of the Common Stock for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of such preceding calendar quarter was more than 120% of the Conversion Price per share of Common Stock on the last day of such preceding calendar quarter;

(2)  until the close of business on the Business Day immediately preceding the Redemption Date if the Company elects to redeem the relevant Security pursuant to Article 3;

(3)  if the Company distributes to all holders of Common Stock any rights or warrants entitling them to purchase, for a period expiring within 60 days of the date of issuance, Common Stock, or securities convertible into Common Stock, at less than, or having a Conversion Price per share less than, the average of the Closing Prices per share of the Common Stock for the 10 consecutive Trading Days prior to the day of issuance;

(4)  if the Company distributes to all holders of Common Stock, assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value as determined by the Board of Directors exceeding 7.5% of the Closing Price of the Common Stock on the Trading Day preceding the declaration date for such distribution;

(5)  if the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Company’s Common Stock would be converted into cash, securities or other property (unless the transaction also constitutes a Fundamental Change);

(6)  if a Fundamental Change occurs;

(7)  at any time during the period beginning 10 Trading Days prior to the Final Maturity Date and ending at the close of business on the Business Day immediately preceding the Final Maturity Date; or

(8)  during the five Business Day period after any five consecutive Trading Day period in which the Trading Price (as defined below) per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described below in Section 4.01(d)(ii), for each day of that period was less than 98% of the product of the Closing Price of the Company’s Common Stock and the Conversion Rate per $1,000 principal amount of securities.

For purposes of this Section 4.01(a)(8) only, the “Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Trustee for $5,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects, which may include the Underwriters; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of Securities from a nationally recognized securities dealer, or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Closing Price of the Company’s Common Stock and the Conversion Rate per $1,000 principal amount of Securities.

(b)  In the case of a distribution contemplated by clauses (3) and (4) of Section 4.01(a), the Company shall notify Holders at least 20 days prior to the ex-dividend date for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Business Day preceding the ex-dividend date (the first date on which the Common Stock trades, regular way, on the relevant market from which the Closing Price was obtained without the right to receive such right, warrant, dividend or distribution) or the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (3) and (4) of Section 4.01(a), Holders may not convert the Securities if the Holders will otherwise participate in such distribution. The Company will provide written notice to the Conversion Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become convertible pursuant to clauses (3) or (4) of Section 4.01(a).

(c)  In the case of a transaction contemplated by clause (5) of Section 4.01(a) (regardless of whether the transaction constitutes a Fundamental Change), the Company will notify Holders at least 15 days prior to the anticipated effective date of such transaction that the Company knows or reasonably should know will occur (the “Merger Notice”). Holders may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until, but excluding, the date which is 15 days after the actual effective date of such transaction.

(d)  (i) For each calendar quarter of the Company, beginning with the calendar quarter ending December 31, 2005, the Conversion Agent, on behalf of the Company, will determine, on the first Business Day following the last Trading Day of such calendar quarter, whether the Securities are convertible pursuant to clause (1) of Section 4.01(a), and, if so, will notify the Trustee (to the extent the Trustee is not also serving as the Conversion Agent) and the Company in writing.

(ii) The Trustee shall have no obligation to determine the Trading Price of the Securities and whether the Securities are convertible pursuant to clause (8) of Section 4.01(a) unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Price of the Company’s Common Stock and the Conversion Rate per $1,000 principal amount of Securities. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than 98% of the product of the Closing Price of the Company’s Common Stock and the Conversion Rate per $1,000 principal amount of the Securities.

(e)  The conversion rights pursuant to this Article 4 shall commence on the Issue Date of the Securities and expire at the close of business on the Business Day immediately preceding the Final Maturity Date, but shall be exercisable only during the time periods specified with respect to each circumstance pursuant to which the Securities become convertible, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is called for redemption or submitted or presented for purchase pursuant to Article 3, such conversion right shall commence on the date of the notice of redemption and terminate at the close of business on the second Business Day immediately preceding the Redemption Date, Put Right Purchase Date or Fundamental Change Repurchase Date for such Security (unless the Company shall fail to make the Redemption Price, Put Right Purchase Price or Fundamental Change Repurchase Price payment when due in accordance with Article 3, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is redeemed or purchased, as the case may be). If a Security is convertible as a result of a Fundamental Change, such conversion right shall commence and terminate as set forth in Section 4.01(c). Securities in respect of which a Fundamental Change Repurchase Notice or a Put Right Purchase Notice, as the case may be, has been delivered may not be surrendered for conversion pursuant to this Article 4 prior to a valid withdrawal of such Fundamental Change Notice or Put Right Purchase Notice, as the case may be, in accordance with the provisions of Article 3.

(f)  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(g)  A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

(h)  The Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(i) and Section 4.07.

(i)  If on or prior to December 15, 2012, there shall have occurred a transaction described in clauses (i), (ii) or (iv) of the definition of a Change in Control, the Company shall pay a “Make Whole Premium” to the Holders of the Securities who convert their Securities during the period beginning 15 days before the anticipated Fundamental Change Effective Date until, but excluding, the date that is 15 days after the Fundamental Change Effective Date on the Fundamental Change Repurchase Date by increasing the Conversion Rate for such Securities. The number of additional shares of Common Stock per $1,000 principal amount of Securities constituting the Make Whole Premium shall be determined by reference to the table below, based on the Fundamental Change Effective Date of such Fundamental Change and the Stock Price; provided that if the Stock Price or Fundamental Change Effective Date are not set forth on the table: (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Stock Prices and the two Fundamental Change Effective Dates on the table based on a 365-day year, as applicable, (ii) if the Stock Price on the Fundamental Change Effective Date exceeds $150 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the Stock Price on the Fundamental Change Effective Date is less than $43.31 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid. If Holders of the Company’s Common Stock receive only cash in the transaction, the Stock Price shall be the cash amount paid per share of the Company’s Common Stock in connection with the Fundamental Change. Otherwise, the Stock Price shall be equal to the average Closing Price of the Company’s Common Stock over the five Trading Day period ending on the Trading Day immediately preceding, and excluding, the applicable Fundamental Change Effective Date.

Make Whole Premium Upon a Fundamental Change (Number of Additional Shares)

Stock Price on	Effective Date
Effective Date	12/19/05	12/15/06	12/15/07	12/15/08	12/15/09	12/15/10	12/15/11	12/15/12
$43.31	5.9862	5.9862	5.9862	5.9862	5.9862	6.1758	6.0810	5.9862
$50.00	4.5783	4.3664	4.0716	3.6801	3.1092	3.0611	2.9789	2.8968
$55.00	3.8211	3.5897	3.2722	2.8499	2.2244	1.2280	1.1533	1.0786
$60.00	3.2349	2.9961	2.6718	2.2427	1.6099	0.0000	0.0000	0.0000
$65.00	2.7732	2.5345	2.2138	1.7934	1.1835	0.0000	0.0000	0.0000
$70.00	2.4039	2.1703	1.8595	1.4570	0.8874	0.0000	0.0000	0.0000
$75.00	2.1042	1.8788	1.5817	1.2023	0.6810	0.0000	0.0000	0.0000
$80.00	1.8581	1.6427	1.3612	1.0071	0.5361	0.0000	0.0000	0.0000
$90.00	1.4820	1.2886	1.0402	0.7372	0.3599	0.0000	0.0000	0.0000
$100.00	1.2122	1.0407	0.8241	0.5674	0.2663	0.0000	0.0000	0.0000
$125.00	0.7953	0.6705	0.5178	0.3471	0.1654	0.0000	0.0000	0.0000
$150.00	0.5640	0.4727	0.3630	0.2447	0.1221	0.0000	0.0000	0.0000

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted other than an adjustment pursuant to the Make Whole Premium described above. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.07 hereof, other than as a result of an adjustment to the Conversion Rate by adding the Make Whole Premium as described above.

Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed 23.0894 per $1,000 principal amount, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.07(a) hereof.

(j)  By delivering the amount of cash and/or the number of shares of Common Stock issuable on conversion to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest, (including Contingent Interest, if any), attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

(k)  Notwithstanding anything else contained herein, the Securities shall not become subject to conversion by reason of a merger, consolidation, or other transaction effected with one of the Company’s direct or indirect Subsidiaries for the purpose of changing the Company’s state of incorporation to any other state within the United States or the District of Columbia.

Section 4.02  Conversion Procedure.

(a)  To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (4) pay an amount equal to the interest (including Contingent Interest, if any) as required by Section 4.02(c) and (5) pay all transfer or similar taxes, if required pursuant to Section 4.04. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Upon the conversion of a Security, the Company will pay the cash and deliver the shares of Common Stock, as applicable, without service charge, as promptly as practicable after the later of the Conversion Date and the date that all calculations necessary to make such payment and delivery have been made, but in no event later than five Business Days after the later of those dates. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with clauses (3), (4) and (5) of this Section 4.02(a) and the Applicable Procedures as in effect from time to time.

(b)  The person in whose name the shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the later of (i) the Conversion Date, (ii) the expiration of the period in which the Company may elect to deliver cash in lieu of shares of Common Stock, or (iii) if the Company elects to deliver cash in lieu of some, but not all, of such shares of Common Stock, the date on which the amount of cash issuable per Security has been determined; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this First Supplemental Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares.

(c)  Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption) will receive the semi-annual interest (including Contingent Interest, if any) payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Securities for conversion, unless such Securities are being converted solely pursuant to Section 4.01(a)(2), such Securities shall also be accompanied by payment in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest (including Contingent Interest, if any) payable on such corresponding Interest Payment Date. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued interest (including Contingent Interest, if any) on a converted Security.

(d)  Subject to Section 4.02(c), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest (including Contingent Interest, if any) payable on such Security on the related Interest Payment Date in accordance with the terms of this First Supplemental Indenture and the Securities. If a Holder converts more than one Security at the same time, the amount of cash to be paid and the number of shares of Common Stock issuable upon the conversion, if any, (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03) shall be based on the aggregate principal amount of all Securities so converted.

(e)  In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the, and in exchange for, unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

(f)  Upon the Company’s determination that a Holder is or will be entitled to convert their Securities into shares of Common Stock pursuant to this Article 4, the Company will promptly after making such determination, deliver written notice to the Trustee and issue a press release and use its reasonable efforts to post such information on the Company’s website or otherwise publicly disclose such information.

Section 4.03  Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash equal to the average of the Closings Prices for the Company’s Common Stock for each of the 10 consecutive Trading Days of the Conversion Reference Period.

Section 4.04  Taxes on Conversion.

If a Holder converts a Security, the Holder shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion. The Holder shall also pay any such tax with respect to cash received in lieu of fractional shares. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 4.05  Exchange In Lieu of Conversion.

The Company shall have the option, exercisable at any time or from time to time, to designate or change the designation, by an instrument in writing signed by the Company and provided to the Conversion Agent, of the financial institution to which Securities surrendered by a Holder for conversion will be initially offered by the Conversion Agent on behalf of a Holder for exchange (an “Exchange Party”); provided that such option may be exercised only pursuant to an agreement among the Company, the Conversion Agent and the Exchange Party (the “Exchange Agreement”). The Company will not pay any consideration to, or otherwise enter into any arrangement with, the Exchange Party for or with respect to such designation. The Exchange Agreement shall provide that at the opening of business on each Business Day, the Conversion Agent shall inform the Exchange Party as to the aggregate Principal Amount of Securities surrendered for exchange on the prior Business Day. The Exchange Party may accept for exchange all or any of such Securities if it agrees, no later than the time specified in the agreement between the Company and the Conversion Agent, to deliver in exchange therefor the cash and shares of Common Stock, as applicable, and other property that would be delivered on conversion of such Securities in accordance with the terms of this First Supplemental Indenture. If the Exchange Party accepts any Securities for conversion, it will deliver to the Conversion Agent, and the Conversion Agent will deliver to the converting Holders, the appropriate cash amount and, if applicable, the appropriate number of shares of Common Stock. If the Exchange Party declines to accept any Securities in whole or in part, those Securities or parts of Securities will be converted into cash and, if applicable, shares of Common Stock as of the close of business on the Business Day following the Business Day on which the Securities are surrendered for conversion. Settlement for any such exchange shall take place no later than the second Business Day following such acceptance. In the event that the Exchange Party fails to deliver the cash and shares of Common Stock, as applicable, by such second Business Day, the Exchange Party shall be in default of its obligations and, instead of being exchanged, the Securities will be converted in accordance with their terms. A Holder whose Securities are exchanged in whole or in part shall be given a written confirmation from the Conversion Agent informing such Holder as to the aggregate principal amount of the Securities so exchanged. Any Securities which have been exchanged by the Exchange Party shall remain outstanding. The designation by the Company of an Exchange Party does not require such Exchange Party to accept any Securities for conversion. The agreement between the Company and the Conversion Agent setting forth the procedures to be followed in an exchange may be changed at any time so long as such change does not have a material adverse effect on a Holder which surrenders its Securities for conversion.

Section 4.06  Company to Provide Common Stock.

(a)  The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

(b)  All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(c)  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities.

Section 4.07  Adjustment of Conversion Rate.

(a)  The Conversion Rate shall be adjusted from time to time by the Company as follows:

(1)  If the Company shall pay a dividend or make a distribution to all holders of outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator of shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(2)  If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(3)  If the Company shall issue any rights or warrants to all holders of its outstanding Common Stock entitling them (for a period expiring within 60 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a Conversion Price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause (9) of this Section 4.07(a)) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(4)  If the Company shall make a dividend or other distribution to all holders of its Common Stock of Capital Stock, other than Common Stock, or evidences of indebtedness or other assets (including securities) of the Company (excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 4.07(a)(3), (y) dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, liquidation, dissolution, winding up, sale or conveyance resulting in a change in the conversion consideration pursuant to Section 4.11, and (z) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 4.07(a)(6)) (the “Distributed Securities”), then in each such case (unless the Company distributes such Distributed Securities for distribution to the Holders of Securities on such dividend or distribution date (as if each Holder had converted such Security into Common Stock immediately prior to the record date with respect to such distribution)) the Conversion Rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date and of which the denominator shall be Current Market Price per share on such record date less the fair market value (as determined by reference to the Current Market Price of the Distributed Securities) on such record date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Distributed Securities so distributed that such Holder would have received had such Holder converted each Security on such record date. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.07(a)(4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the “Spinoff Securities”), the Conversion Rate shall be adjusted, unless the Company makes an equivalent distribution to the Holders of the Securities, so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Closing Price of one share of Common Stock over the 10 consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the Nasdaq National Market or such other U.S. national or regional exchange or market on which the Common Stock is then listed or quoted and (B) the product of (i) the average Closing Price over the Spinoff Valuation Period of the Spinoff Securities multiplied by (ii) the number of Spinoff Securities distributed in respect of one share of Common Stock and the denominator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution.

(5)  With respect to any rights or warrants (the “Rights”) that may be issued or distributed pursuant to any rights plan that the Company implements after the date of this Indenture (each a “Rights Plan”), in lieu of any adjustment required by any other provision of this Section 4.07 upon conversion of the Securities into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the Holders of Securities will receive, with respect to the shares of Common Stock issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if, at the time of conversion, however, the Rights have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any rights in respect of the shares of Common Stock issuable upon conversion of the Securities as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock Distributed Securities as provided in the first paragraph of clause (4) of this Section 4.07(a), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.07(a). Other than as specified in this clause (5) of this Section 4.07(a), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.

(6)  If the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all holders of its Common Stock a payment consisting exclusively of cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the close of business on the record date for such Triggering Distribution (a “Determination Date”) by a fraction of which the numerator shall be such Current Market Price per share of the Common Stock on the Determination Date and the denominator of which shall be the Current Market Price per share of the Common Stock on the Determination Date less the amount of such cash dividend or distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. If the amount of cash dividend or distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of cash so distributed that such Holder would have received had such Holder converted each Security on such Determination Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared.

(7)  If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Common Stock shall expire, then, if the tender offer shall require the payment to shareholders of consideration per share of Common Stock having a fair market value (determined as provided below) that exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Closing Price per share of Common Stock on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Closing Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this clause (7) of Section 4.07(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (7).

(8)  For purposes of this Section 4.07, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(9)  For the purpose of any computation under this Section 4.07(a), the current market price (the “Current Market Price”) per share of Common Stock or any Distributed Security on any date shall be deemed to be the average of the Closing Prices for the 10 consecutive Trading Days ending on the earlier of (A) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under this Section 4.07(a) or (B) the “ex-date” with respect to distributions, issuances or other events requiring such computation under this Section 4.07.

(b)  In any case in which this Section 4.07 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 4.07, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.09) issuing to the Holder of any Security converted after such record date, Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Determination Date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date, Determination Date or Expiration Date had not occurred.

(c)  For purposes of this Section 4.07, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

(d)  If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.07, during such period.

(e)  Notwithstanding the provisions set forth in Section 4.07(a), in no event shall the total number of shares of Common Stock issuable upon conversion of a Security exceed 23.0894 per $1,000 principal amount of Securities, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.07(a).

Section 4.08  No Adjustment.

(a)  No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.07 above (to the same extent as if the Securities had been converted into Common Stock immediately prior to such transactions) without converting the Securities held by such Holders.

(b)  No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.08(b) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(c)  No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

(d)  To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

(e)  No adjustment in the Conversion Rate shall be required with respect to accrued and unpaid interest on the Securities.

Section 4.09  Notice of Adjustment.

Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment, the adjusted Conversion Rate and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 4.10  Notice of Certain Transactions.

In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.10.

Section 4.11  Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

Upon (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of shares of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such shares of Common Stock (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock), or (iii) any sale, lease, transfer or conveyance of all or substantially all of the properties and consolidated assets of the Company and its Subsidiaries substantially as an entirety to any other Person, or any statutory share exchange, as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:

(a) The Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 9.1(g) of the Base Indenture providing for the conversion and settlement of the Securities as set forth in this First Supplemental Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4, as the case may be. If, in the case of any Merger Event, the Reference Property (defined below) includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3 herein.

In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) that will constitute the Reference Property after any such Merger Event and any adjustment to be made with respect thereto and shall promptly mail notice thereof to all Holders.

(b) Notwithstanding the provisions of Section 4.02, and subject to the provisions of Section 4.01, at the effective time of such Merger Event, (i) the right to convert each $1,000 principal amount of Securities will be changed to a right to convert such Security into the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) and (ii) the related conversion obligation shall be settled at the times and otherwise as set forth under clause (c) below. In the event holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in such Merger Event, the type and amount of consideration that Holders would have been entitled to receive shall be deemed to be the weighted average of the types and amounts of consideration received by holders of shares of Common Stock that affirmatively make an election. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Securities to convert its Securities into cash and shares of Common Stock, as set forth in Section 4.01 and Section 4.02 prior to the effective date of such Merger Event.

(c) If the Securities shall be convertible into Reference Property as set forth above, the related conversion obligation, with respect to each $1,000 principal amount of Securities tendered for conversion after the effective time of any such Merger Event, shall be settled in units of Reference Property; provided that for purposes of determining the conversion consideration, amounts shall be based on the per unit average value of the Reference Property during the applicable period, such per unit value shall be (A) for any shares of common stock that are included in the Reference Property, using the procedures set forth in the definition of “Current Market Price”; (B) for any other property (other than cash) included in the Reference Property, as determined in good faith by the Board of Directors or by a New York Stock Exchange member firm selected by the Board of Directors and (C) for any cash, the face amount of such cash.

(d) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its last address appearing on the Security register on the Registrar’s books provided for in this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(e) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 4.12  Trustee’s Disclaimer.

(a)  The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate and Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.09. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.

(b)  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

Section 4.13  Voluntary Increase.

The Company from time to time may increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the best interests of the Company or to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock, or rights to acquire stock, or similar event, and the Company provides 15 days’ prior written notice of any increase in the Conversion Rate to the Trustee and the Holders.

Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed 23.0894 per $1,000 principal amount, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.07(a) hereof.

Section 4.14  Payment of Cash in Lieu of Common Stock.

(a)  In lieu of delivery of some or all of the shares of Common Stock otherwise issuable upon notice of conversion of any Securities, Holders surrendering Securities for conversion shall receive for each $1,000 principal amount of Securities surrendered: (A) cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and (B) if the Conversion Value is greater than $1,000, a number of shares of the Company’s Common Stock (the “Remaining Shares”) equal to the sum of the Daily Share Amounts for each of the 10 consecutive Trading Days in the Conversion Reference Period, subject to the Company’s right to deliver cash in lieu of all or a portion of such Remaining Shares as set forth in Section 4.14(b). The Company will deliver such cash and any shares of Common Stock, together with any cash payable for fractional shares, to such Holder in accordance with Section 4.02(a).

(b)  The Company may elect to pay cash to the Holders of Securities surrendered for conversion in lieu of all or a portion of the Common Stock otherwise issuable pursuant to Section 4.14(a). In such event, on any day prior to the first Trading Day of the applicable Conversion Reference Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”). If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in respect of each Trading Day in the applicable Conversion Reference Period will equal the product of: (1) the Cash Percentage, (2) the Daily Share Amount for such Trading Day and (3) the Closing Price of the Company’s Common Stock on such Trading Day (provided that after the consummation of a Fundamental Change in which the consideration is comprised entirely of cash, the amount used in this clause (3) will be the cash price per share received by holders of the Company’s Common Stock in such Fundamental Change). The number of shares that the Company shall deliver in respect of each Trading Day in the applicable Conversion Reference Period will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage by the start of the applicable Conversion Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of the Company’s Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of the Securities.

(c)  For the purposes of Sections 4.14(a) and (b), in the event that any of Conversion Value, Daily Share Amounts, or Closing Price is not calculable for all portions of the Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Conversion Value, Daily Share Amounts, and Closing Price, as applicable.

Article 5.
Subordination

Section 5.01  Securities Subordinated to Senior Debt.

The Company covenants and agrees, and each Holder of Securities, by such Holder’s acceptance thereof, likewise covenants and agrees, that the Indebtedness represented by the Securities and the payment of the principal of and premium, if any, and interest on each and all of the Securities is hereby expressly subordinated and junior, to the extent and in the manner set forth and as set forth in this Section 5.01, in right of payment to the prior payment in full of all Senior Debt; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest (including Contingent Interest, if any) on the Securities in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt.

(a) In the event of any payment or distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, the holders of all Senior Debt shall first be entitled to receive payment of the full amount due thereon in respect of all such Senior Debt and all other amounts due or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Debt, before the Holders of any of the Securities are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of or premium, if any, or interest on the Securities.

(b) In the event of any acceleration of Maturity of the Securities because of an Event of Default, unless the full amount due in respect of all Senior Debt is paid in cash or other form of payment satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest (including Contingent Interest, if any) on the Securities or to acquire any of the Securities (including any redemption, conversion or cash repurchase pursuant to the exercise of the Fundamental Change Repurchase Right or otherwise), and the Company shall give prompt written notice of such acceleration to such holders of Senior Debt.

(c) In the event of and during the continuance of any default in payment of the principal of or premium, if any, or interest on, rent or other payment obligations in respect of, any Senior Debt, unless all such payments due in respect of such Senior Debt have been paid in full in cash or other payments satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest on the Securities or to acquire any of the Securities (including any redemption, conversion or cash repurchase pursuant to the exercise of the Fundamental Change Repurchase Right). The Company shall give prompt written notice to the Trustee of any default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued.

(d) (1) During the continuance of any event of default with respect to any Designated Senior Debt, as such event of default is defined under any such Designated Senior Debt or in any agreement pursuant to which any Designated Senior Debt has been issued (other than a default in payment of the principal of or premium, if any, or interest on, rent or other payment obligation in respect of any Designated Senior Debt), permitting the holder or holders of such Designated Senior Debt to accelerate the maturity thereof (or in the case of any lease, permitting the landlord either to terminate the lease or to require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder) (any such event of default, a “Non-payment Default”), no payment shall be made by the Company, directly or indirectly, with respect to principal of, premium, if any, or interest on the Securities for the period specified in clause (2) below (a “Payment Blockage Period”) following notice in writing (a “Payment Blockage Notice”) to the Company and the Trustee, from any holder or holders of such Designated Senior Debt or their representative or representatives or the trustee or trustees under any indenture or under which any instrument evidencing any such Designated Senior Debt may have been issued, that such Non-Payment Default has occurred and is continuing, unless such event of default has been cured or waived or such Designated Senior Debt has been paid in full in cash or other payment satisfactory to the holders of such Designated Senior Debt; provided, however, if the maturity of such Designated Senior Debt is accelerated (or in the case of any lease, as a result of such event of default, the landlord under the lease has given the Company notice of its intention to terminate the lease or to require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder), no payment may be made on the Securities until such Designated Senior Debt has been paid in full in cash or other payment satisfactory to the holders of such Designated Senior Debt or such acceleration (or termination, in the case of a lease) has been cured or waived.

(2) The Payment Blockage Period shall commence upon receipt of the Payment Blockage Notice by the Company and the Trustee and shall end on the earliest of (A) the 179th day after such commencement, (B) the date on which such Non-payment Default (and all other Non-payment Defaults to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Debt is discharged or paid in full in cash or other payment satisfactory to the holders of the Designated Senior Debt, or (C) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the holder or holders of such Designated Senior Debt initiating such Payment Blockage Period, after which, in the case of clauses (A), (B) and (C), the Company shall promptly resume making any and all required payments in respect of the Securities, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company and the Trustee of the Payment Blockage Notice initiating such Payment Blockage Period (such 179-day period referred to as the “Initial Period”). Any number of Payment Blockage Notices may be given during the Initial Period; provided, that during any period of 365 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Securities may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to any Designated Senior Debt that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. The Company shall deliver notice to the Trustee promptly after the date on which any Non-payment Default is cured or waived or ceases to exist or on which the Designated Senior Debt related thereto is discharged or paid in full, and the Trustee is authorized to act in reliance on such notice.

(e) In the event that, notwithstanding the foregoing provisions of Sections 5.01(a), 5.01(b), 5.01(c) and 5.01(d), any payment on account of principal, premium, if any, or interest (including Contingent Interest, if any) on the Securities shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust):

(1) after the occurrence of an event specified in Section 5.01(a) or 5.01(b), then, unless all Senior Debt is paid in full in cash, or provision shall be made therefor,

(2) after the happening of an event of default of the type specified in Section 5.01(c) above, then, unless the amount of such Senior Debt then due shall have been paid in full, or provision made therefor or such event of default shall have been cured or waived, or

(3) after the happening of a Non-payment Default of the type specified in Section 5.01(d) above and delivery of a Payment Blockage Notice, then, unless such Payment Blockage Period shall have expired,

such payment (subject, in each case, to the provisions of Section 5.07 hereof) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Designated Senior Debt (unless an event described in Section 5.01(a), (b) or (c) has occurred, in which case the payment shall be held in trust for the benefit of, and shall be immediately paid over to all holders of Senior Debt) or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Designated Senior Debt or Senior Debt, as the case may be, may have been issued, as their interests may appear.

Section 5.02  Subrogation.

Subject to the payment in full of all Senior Debt to which the Indebtedness evidenced by the Securities is in the circumstances subordinated as provided in Section 5.01 hereof, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Debt until all amounts owing on the Securities shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Debt, and the Holders of the Securities, no such payment or distribution made to the holders of Senior Debt by virtue of this Article which otherwise would have been made to the holders of the Securities shall be deemed to be a payment by the Company on account of such Senior Debt; provided, however, that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt, on the other hand.

Section 5.03  Obligation of the Company is Absolute and Unconditional.

Nothing contained in this Article or elsewhere in the Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and premium, if any, and interest (including Contingent Interest, if any) on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt, nor shall anything contained herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Section 5.04  Maturity of or Default on Senior Debt.

Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal of or premium, if any, or interest on, rent or other payment obligations in respect of all such matured Senior Debt shall first be paid in full, or such payment shall have been duly provided for, before any payment on account of principal, or premium, if any, or interest (including Contingent Interest, if any) is made upon the Securities.

Section 5.05  Payments on Securities Permitted.

Except as expressly provided in this Article, nothing contained in this Article shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of, or premium, if any, or interest (including Contingent Interest, if any) on the Securities in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any moneys deposited with it hereunder to the payment of the principal of, or premium, if any, or interest (including Contingent Interest, if any) on the Securities.

Section 5.06  Effectuation of Subordination by Trustee.

Each Holder of Securities, by such Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

Section 5.07  Knowledge of Trustee.

Notwithstanding the provision of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt, of any default in payment of principal of, premium, if any, or interest on, rent or other payment obligation in respect of any Senior Debt, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless a Responsible Officer of the Trustee having responsibility for the administration of the trust established by the Indenture shall have received written notice thereof from the Company, any Holder of Securities, any Paying Agent or Conversion Agent of the Company or the holder or representative of any class of Senior Debt, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose the Trustee shall have received the notice provided for in this Section 5.07, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 5.08  Trustee’s Relation to Senior Debt.

The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder. Nothing contained in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 7.7 of the Base Indenture. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

Section 5.09  Rights of Holders of Senior Debt Not Impaired.

No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 5.10  Modification of Terms of Senior Debt.

Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions or any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Securities relating to the subordination thereof.

Section 5.11  Certain Conversions Not Deemed Payment.

For the purposes of this Article 5 only:

(1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 4 hereof shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest on Securities or on account of the purchase or other acquisition of Securities, and

(2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 4.03 hereof), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of, premium, if any, or interest such Security. For the purposes of this Section 5.11, the term “junior securities” means:

(a) shares of any Company Common Stock, or

(b) other securities of the Company that are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 5 or elsewhere in the Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders of Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4 hereof.

Section 5.12  No Layering of Debt

. The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Company and senior in right of payment to the Securities.

Article 6.
Covenants

In addition to the covenants set forth in Article IV of the Base Indenture, the following covenants shall apply with respect to the Securities authorized and designated under this First Supplemental Indenture.

Section 6.01  Payment of Securities.

(a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 4.02 and Section 3.11, accrued and unpaid interest (including Contingent Interest, if any) on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, Redemption Price, Put Right Purchase Price, Fundamental Change Repurchase Price, and interest and Contingent Interest, if any, in each case if payable, shall be considered paid on the applicable date due if on such date (or, in the case of Put Right Purchase Price or Fundamental Change Repurchase Price, on the Business Day following the applicable Put Right Purchase Date or Fundamental Change Repurchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(b) Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose, which shall initially be at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

Section 6.02  Tax Treatment of Securities.

The Company and the Holders, by acceptance of a beneficial ownership interest in the Securities, agree that (i) the Securities are contingent payment debt instruments as described in Section 1.1275-4 of the Treasury Regulations promulgated by the Department of Treasury pursuant to the Internal Revenue Code of 1986, amended (the “Contingent Payment Regulations”), (ii) each Holder shall be bound by the Company’s application of the Contingent Payment Regulations to the Securities, including the Company’s determination that the rate at which interest will be deemed to accrue on the Securities for U.S. federal income tax purposes, will be 8.0% compounded semiannually, which is the rate comparable to the rate at which the Company would borrow on a noncontingent, nonconvertible borrowing with no contingent payments, but with terms and conditions otherwise comparable to the Securities (the “comparable yield”), (iii) each Holder shall use the projected payment schedule with respect to the Securities provided by the Company to the Holder, as provided in the Contingent Payment Regulations, to determine its interest accruals and adjustments as provided in the Contingent Payment Regulations (iv) for purposes of the Contingent Payment Regulations, to treat the fair market value of any Common Stock received upon any conversion of the Securities as a contingent payment, and (v) the Company and each Holder will not take any position on a tax return inconsistent with clauses (i), (ii) or (iii) of this Section 6.02, unless required by applicable law.

The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Securities for U.S. federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amount payable on the Securities. A Holder may obtain the issue date, comparable yield and projected payment schedule by telephoning the Company’s Chief Financial Officer at (714) 549-0421 or submitting a written request to: Ceradyne, Inc., 3169 Red Hill Avenue, Costa Mesa, California 92626, Attn: Chief Financial Officer.

On conversion of the Securities, that portion of accrued interest including accrued Contingent Interest with respect to the converted Securities shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Securities being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the conversion date and accrued and unpaid contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Securities being converted pursuant to the provisions hereof.

Article 7.
Consolidation; Merger; Conveyance; Transfer or Lease

Article V of the Base Indenture is hereby amended solely as it applies to the Securities, to read as follows:

Section 7.01  Company May Consolidate, Etc., Only on Certain Terms.

(a)  The Company may not, without the consent of the Holders, consolidate with, merge into or convey, transfer or lease all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to another Person unless:

(1)  either (A) the Company shall be the resulting or surviving corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires by transfer or lease all or substantially all of the properties and assets of the Company, shall (i) be a corporation incorporated and existing under the laws of the United States of America or any State thereof or the District of Columbia and (ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities, this First Supplemental Indenture and the Base Indenture and the performance or observance of every covenant and provision of this First Supplemental Indenture and the Base Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

(2)  after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)  if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 7.02  Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Securities.

Article 8.
Default and Remedies

Section 8.01  Events of Default.

Notwithstanding Section 6.1 of the Base Indenture, the following Section 8.01 shall apply for purposes of this First Supplemental Indenture and the Securities.

(a)  An “Event of Default” shall occur if:

(1)  the Company shall fail to pay when due the Principal or any Redemption Price, Put Right Purchase Price or Fundamental Change Repurchase Price of any Security, including any Make-Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon redemption, repurchase, acceleration or otherwise; or

(2)  the Company shall fail to pay an installment of cash interest or Contingent Interest, if any, on any of the Securities, which failure continues for 30 days after the date when due; or

(3)  the Company shall fail to deliver when due all cash and shares of Common Stock deliverable upon conversion of the Securities, which failure continues for 15 days; or

(4)  the Company shall fail to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture upon the Company’s receipt of a Notice of Default, and fails to cure such default (or obtain a waiver thereof) within 30 days after receipt of the Notice of Default; or

(5)  default in the payment of principal when due or resulting in acceleration of other Indebtedness of the Company or any significant Subsidiaries for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10,000,000 and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after receipt of a Notice of Default, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(6)  the Company fails to provide a Fundamental Change Company Notice in accordance with Section 3.08; or

(7)  the Company pursuant to or within the meaning of any Bankruptcy Law:

(A)  commences as a debtor a voluntary case or proceeding;

(B)  consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C)  consents to the appointment of a Receiver of it or for all or substantially all of its property;

(D)  makes a general assignment for the benefit of its creditors;

(E)  files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(F)  consents to the filing of such a petition or the appointment of or taking possession by a Receiver;

(8)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)  grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

(B)  appoints a Receiver of the Company or for all or substantially all of the property of the Company; or

(C)  orders the winding up or liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(b)  Notwithstanding Section 8.01(a), no Event of Default under clauses (4) or (5) of Section 8.01(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (4) or (5) of Section 8.01(a), as applicable, after receipt of such notice. A notice given pursuant to this Section 8.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 8.01 is cured, it ceases.

(c)  The Company will deliver to the Trustee, within 5 Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer with responsibility for this Indenture at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless a Trust Officer with responsibility for this Indenture acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.

Section 8.02  Acceleration.

Notwithstanding Section 6.2 of the Base Indenture, this Section 8.02 shall apply for purposes of this First Supplemental Indenture and the Securities.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 8.01(a)) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, and accrued and unpaid Contingent Interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, and such accrued and unpaid Contingent Interest, if any, shall be due and payable immediately. If an Event of Default specified in Sections 8.01(a)(7) or (8) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, and accrued and unpaid Contingent Interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 7.7 of the Base Indenture have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 8.03  Rights of Holders to Receive Payment and to Convert.

In addition to the other rights and remedies set forth in this Article 8 and in Article VI of the Base Indenture, the following shall apply with respect to the Securities authorized and designated under this First Supplemental Indenture:

Notwithstanding any other provision of this First Supplemental Indenture, the right of any Holder of a Security to receive payment of the principal amount, Redemption Price, Put Right Purchase Price, Fundamental Change Repurchase Price, or Make-Whole Premium, interest, if any, and Contingent Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this First Supplemental Indenture, (whether upon redemption, repurchase, or otherwise), and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Article 9.
Amendments; Supplements and Waivers

Section 9.01  Without Consent of Holders.

(a)  In addition to the provisions of Section 9.1 of the Base Indenture, the Company and the Trustee may also amend or supplement this First Supplemental Indenture, the Base Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:

(1)  evidencing a successor to the Company and the assumption by that successor of the Company’s obligations under this First Supplemental Indenture, the Base Indenture and the Securities;

(2)  adding to the Company’s covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;

(3)  curing any omission in this First Supplemental Indenture, the Base Indenture or the Securities;

(4)  securing the Company’s obligations in respect of the Securities; and

(5)  modifying any other provisions of this First Supplemental Indenture or the Base Indenture in any manner that will not adversely affect the interests of the Holders in any material respect.

(b)  The Company may, without consent of any Holder of a Security or the Trustee, amend this First Supplemental Indenture for the purpose of surrendering the Company’s right to issue shares of Common Stock upon conversion of the Securities.

Section 9.02  With Consent of Holders.

Notwithstanding Section 9.2 of the Base Indenture, this Section 9.02 shall apply for purposes of this First Supplemental Indenture and the Securities.

(a)  The Company and the Trustee may amend or supplement this First Supplemental Indenture, the Base Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding or by the adoption of a resolution at a meeting of Holders by at least a majority in aggregate principal amount of the Securities represented at the meeting. However, subject to Section 9.5 of the Base Indenture, without the written consent of each Holder affected, an amendment, supplement or waiver may not:

(1)  alter the manner of calculation or rate of accrual of interest on any Security or change the time of payment of any installment of interest on, or any Contingent Interest with respect to, any Security;

(2)  make any of the Securities payable in money or securities other than that stated in the Securities;

(3)  change the stated Maturity of any Security;

(4)  reduce the principal amount, Redemption Price, Put Right Purchase Price, or Fundamental Change Repurchase Price (including any Make Whole Premium) (as applicable) with respect to any of the Securities, or interest (including Contingent Interest, if any) or the amount payable upon redemption or purchase pursuant to Article 3, with respect to any Security;

(5)  make any change that adversely affects the rights of a Holder to convert any of the Securities in any material respect;

(6)  make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders in any material respect;

(7)  impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security; or

(8)  reduce the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture.

(b)  Without limiting the provisions of Section 9.02(a) hereof, the Holders of a majority in principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default of Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount, accrued and unpaid interest, accrued and unpaid Liquidated Damages, Redemption Price, Put Right Purchase Price or Fundamental Change Repurchase Price, if any and as applicable, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

(c)  After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Article 10.
Miscellaneous

Section 10.01  Governing Law.

This First Supplemental Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 10.02  No Security Interest Created.

Nothing in this First Supplemental Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

Section 10.03  Successors.

All agreements of the Company in this First Supplemental Indenture and the Securities shall bind its successor. All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.

Section 10.04  Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 10.05  Severability.

In case any provision in this First Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.06  Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

CERADYNE, INC.

Name:
Title:

UNION BANK OF CALIFORNIA, N.A.

Name:
Title:

EXHIBIT A

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

[1]	This paragraph should be included only if the Security is a Global Security.

Ceradyne, Inc.

2.875% Senior Subordinated Convertible Notes due 2035

No. A1 CUSIP: 156710 AA 3

Ceradyne, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of One Hundred Ten Million Dollars ($110,000,000.00) on December 15, 2035.

Interest Payment Dates:	June 15 and December 15, commencing June 15, 2006

Record Dates:	June 1 and December 1

This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: December 19, 2005

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of December 19, 2005.

Ceradyne, Inc.

By:

Joel P. Moskowitz,
Chief Executive Officer and President

By:

Jerrold J. Pellizzon,
Chief Financial Officer

Trustee’s Certificate of Authentication:

This is one of the Securities referred to in the within-mentioned Indenture.

UNION BANK OF CALIFORNIA, N.A., as Trustee

By:

Authorized Signatory:

[FORM OF REVERSE SIDE OF SECURITY]

Ceradyne, Inc.

2.875% Senior Subordinated Convertible Notes due 2035

1.	INTEREST

The Company promises to pay interest on the principal amount of this Note at the rate of 2.875% per annum. The Company shall pay interest semiannually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on June 15, 2006. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 19, 2005; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, such interest payment date. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

In addition, the Company shall pay contingent interest (“Contingent Interest”) to the Holders during any six-month period (a “Contingent Interest Period”) from June 15 to December 14 and from December 15 to June 14, commencing with the six-month period beginning December 20, 2010 and ending on July 14, 2011, if the average Trading Price of a Note for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant Contingent Interest Period equals $1,200 (120% of the principal amount of a Note) or more.

Upon a determination by the Company that Holders will be entitled to receive Contingent Interest which will become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall provide notice in the form of an Officer’s Certificate to the Trustee setting forth the amount of such Contingent Interest per $1,000 principal amount of Notes and shall issue a press release through a public medium as is customary for such a press release.

The amount of Contingent Interest payable per $1,000 principal amount of Security for any relevant Contingent Interest Period shall equal 0.25% per annum of the average Trading Price of such Security for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant Contingent Interest Period. Contingent Interest, if any, will accrue and be payable to Holders in the same manner as regular interest, and a Holder’s obligation to pay the Company Contingent Interest in connection with the conversion of a Security will also be the same as regular interest. Regular interest will continue to accrue at the rate of 2.875% per year on the principal amount of the Securities whether or not Contingent Interest is paid.

If this Security is redeemed pursuant to Section 6 of this Security or the Holder elects to require the Company to repurchase this Security pursuant to Section 8 of this Security, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest (including Contingent Interest, if any, accrued and unpaid hereon to, but not including, the applicable Redemption Date, Put Right Purchase Date or Fundamental Change Repurchase Date), will be paid to the same Holder to whom the Company pays the principal of such Note regardless of whether such Holder was the registered Holder on the Regular Record Date immediately preceding the applicable Redemption Date, Put Right Purchase Date or Fundamental Change Repurchase Date.

Interest (including Contingent Interest, if any) on Securities converted after the close of business on a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date will be paid to the Holder of the Securities on each Regular Record Date but, upon conversion, the Holder must pay the Company the interest (including Contingent Interest, if any) which has accrued and will be paid on such Interest Payment Date. No such payment need be made with respect to Securities which will be converted after a Regular Record Date and prior to the corresponding Interest Payment Date after being called for redemption by the Company.

2.	METHOD OF PAYMENT

The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on June 1 or December 1, as the case may be, (each, a “Regular Record Date”) immediately preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest (including Contingent Interest, if any) in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest (including Contingent Interest, if any) in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Payment Date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3.	PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, Union Bank of California, N.A. (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.	INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 2.875% Senior Subordinated Convertible Notes Due 2035 (the “Securities”), issued under an Indenture dated as of December 19, 2005 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated December 19, 2005 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

The Securities are senior subordinated unsecured obligations of the Company limited to $121,000,000 in aggregate principal amount at maturity. The Indenture does not limit the incurrence of other debt of the Company or its existing or future Subsidiaries, secured or unsecured.

5.	REDEMPTION AT THE OPTION OF THE COMPANY

Prior to December 20, 2010, the Securities shall not be redeemable. On or after December 20, 2010, the Company may, at its option, redeem the Securities for cash, as a whole at any time or from time to time in part, at the Redemption Price (expressed as a percentage of the principal amount) set forth below if redeemed during the periods described below, plus accrued and unpaid cash interest, if any, and Contingent Interest, if any, up to but not including the applicable Redemption Date (the “Redemption Price”); provided that if the Redemption Date falls after the close of business on a Regular Record Date and before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date. Securities or portions of Securities called for redemption shall be convertible by the Holder until the close of business on the Business Day prior to the relevant Redemption Date.

Period	Redemption Price
Beginning on December 20, 2010 and ending December 14, 2011	100.821%
Beginning on December 15, 2011 and ending December 14, 2012	100.411%
Beginning on December 15, 2012 and thereafter	100.000%

6.	NOTICE OF REDEMPTION

Notice of redemption, as set forth in Section 3.03 of the First Supplemental Indenture, will be mailed by first-class mail at least 30 days but not more than 60 days before a Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, such Securities or portions of them called for redemption will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall cease (other than the right to receive the Redemption Price).

7.	PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is no earlier than 15 days and no later than 30 days after the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with unpaid interest, if any, and Contingent Interest, if any, accrued to, but excluding, the Fundamental Change Repurchase Date. The Holder shall have the right to withdraw any Fundamental Change Repurchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the fifth Business Day prior to the Fundamental Change Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.	PURCHASE OF SECURITIES AT OPTION OF HOLDER ON SPECIFIED DATES

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day prior to the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9.	CONVERSION

Subject to and upon compliance with the provisions of the Indenture and upon the occurrence of the events specified in Section 4.01 of the First Supplemental Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof. In lieu of receiving shares of the Company’s Common Stock, a Holder will receive, for each $1,000 principal amount of Securities surrendered for conversion:

•	cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value, as defined in the Indenture; and

•
if the Conversion Value is greater than $1,000, a number of shares of the Company’s Common Stock (the “Remaining Shares”) equal to the sum of the Daily Share Amounts, as defined in the Indenture, for each of the 10 consecutive Trading Days in the Conversion Reference Period, subject to the Company’s right to deliver cash in lieu of all or a portion of such Remaining Shares as described in the Indenture.

No fractional share of Common Stock shall be issued upon conversion of a Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

10.	SUBORDINATION

The Indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest (including Contingent Interest, if any) on the Securities in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

11.	DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

12.	PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

13.	UNCLAIMED MONEY

If money for the payment of principal or interest (including Contingent Interest, if any) remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.	AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, omission, defect or inconsistency or make any other change that does not adversely affect the rights of the Holders in any material respect. The Company may also amend the Indenture, without consent of the Holders or the Trustee, for the purpose of surrendering the Company’s right to issue shares of Common Stock upon conversion of the Securities.

15.	SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

16.	DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default shall occur if:

(1)
the Company shall fail to pay when due the Principal or any Redemption Price, Put Right Purchase Price or Fundamental Change Repurchase Price of any Security, including any Make-Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon redemption, repurchase, acceleration or otherwise; or

(2)	the Company shall fail to pay an installment of cash interest or Contingent Interest, if any, on any of the Securities, which failure continues for 30 days after the date when due; or

(3)	the Company shall fail to deliver when due all cash and shares of Common Stock deliverable upon conversion of the Securities, which failure continues for 15 days; or

(4)
the Company shall fail to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture upon the Company’s receipt of a Notice of Default, and fails to cure such default (or obtain a waiver thereof) within 30 days after receipt of the Notice of Default; or

(5)
default in the payment of principal when due or resulting in acceleration of other Indebtedness of the Company or any significant Subsidiaries for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10,000,000 and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after receipt of a Notice of Default, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(6)	the Company fails to provide a Fundamental Change Company Notice in accordance with Section 3.08 of the First Supplemental Indenture; or

(7)	the Company pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences as a debtor a voluntary case or proceeding; or

(B)	consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; or

(C)	consents to the appointment of a Receiver of it or for all or substantially all of its property; or

(D)	makes a general assignment for the benefit of its creditors;

(E)	files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F)	consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or

(8)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

(B)	appoints a Receiver of the Company or for all or substantially all of the property of the Company; or

(C)	orders the winding up or liquidation of the Company; and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

Notwithstanding the above, no Event of Default under clauses (4) or (5) above shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (4) or (5), as applicable, after receipt of such notice.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, and accrued and unpaid Contingent Interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, and such accrued and unpaid Contingent Interest, if any, shall be due and payable immediately. If an Event of Default specified in clauses (7) or (8) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, and accrued and unpaid Contingent Interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under the Indenture have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

17.	TRUSTEE DEALINGS WITH THE COMPANY

Union Bank of California, N.A., the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18.	NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

19.	AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

20.	ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Ceradyne, Inc. 3169 Red Hill Avenue, Costa Mesa, California 92626, Attention: Chief Financial Officer, Facsimile No.: (714) 556-0361, Telephone No.: (714) 549-0421.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of this Security)

*Signature guaranteed by:

By:_____________________________

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security, check the box:

☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $____________.

If you want the cash paid to another person or the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of this Security)

*Signature guaranteed by:

By:_________________________

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:	Ceradyne, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Ceradyne, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Repurchase Price, together with accrued and unpaid interest and Contingent Interest, if any, to, but excluding, such date, to the registered Holder hereof.

Date:	Your Signature:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

OPTION TO ELECT PURCHASE
ON SPECIFIED DATES

To: Ceradyne, Inc.

The undersigned hereby requests and instructs Ceradyne, Inc. to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, on ________________ in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price for the next occurring Put Right Purchase Date to the registered Holder hereof.

Date:	Your Signature:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges, purchase, redemptions, purchases or conversions of a part of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Security	Amount of Increase in Principal Amount of this Security	Principal Amount of this Global Security following Each Increase or Decrease	Signature of Authorized Officer of Trustee